UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

September 8, 2021

Date of Report (Date of earliest event reported)

Generation Hemp, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-55019	26-3119496
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8533 Midway Road, Dallas, Texas	75209
(Address of principal executive offices)	(Zip Code)

(469) 209-6154

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K and other reports filed by us from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward-looking statements and information that are based upon beliefs of, and information currently available to, our management as well as estimates and assumptions made by our management. When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to us or our management identify forward looking statements. Such statements reflect the current view of our management with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of this report entitled “Risk Factors”) as they relate to our industry, our operations and results of operations, and any businesses that we may acquire. Should one or more of the events described in these risk factors materialize, or should our underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the U.S. federal securities laws, we do not intend to update any of the forward-looking statements to conform them to actual results. The following discussion should be read in conjunction with our pro forma financial statements and the related notes that will be filed herein

Item 1.01 Entry Into a Material Definitive Agreement.

On September 9, 2021, the Company entered into an Amended and Restated Promissory Note (the “Note”) with, Gary C. Evans, the Company’s Chief Executive Officer and a Director of the Company. The Note amends the previously disclosed note and amendment, adding an additional advance of $50,000, taking the outstanding balance under the Note to $350,000 with an interest rate of 10% and a maturity date of January 1, 2022. In addition, the Note was amended to include an option to convert the principal and interest due on the Note at the option of the holder into restricted shares of the Company’s Common Stock at a conversion price equal to $0.50 per share. These terms were approved by the independent members of the Company’s Board of Directors. A copy of the Note is attached hereto as Exhibit 10.1.

Item 3.02 Unregistered Sales of Equity Securities.

The following is a summary of transactions by us since our previous disclosures on our Form 10-Q for the period ended June 30, 2021, filed with the Securities and Exchange Commission on August 13, 2021, involving sales of our securities that were not registered under the Securities Act of 1933, as amended (the "Securities Act"). Each offer and sale was exempt from registration under either Section 4(2) of the Securities Act or Rule 506 under Regulation D of the Securities Act because (i) the securities were offered and sold only to accredited investors; (ii) there was no general solicitation or general advertising related to the offerings; (iii) each investor was given the opportunity to ask questions and receive answers concerning the terms of and conditions of the offering and to obtain additional information; (iv) the investors represented that they were acquiring the securities for their own account and for investment purposes only, without intent to distribute to the public; and (v) the securities were issued with restrictive legends and stop transfer orders preventing their transfer, sale or other disposition without an applicable exemption under the Securities Act:

On September 8, 2021, the Company issued a total of 125,000 shares of restricted common stock to an unrelated third-party vendor in partial consideration of services rendered. In addition, On September 8, 2021, the Company issued a total of 20,000 shares of restricted Common Stock to Coventry Asset Management, Ltd. (“Coventry”) in partial consideration of the extension of the Secured Promissory Note between the Company, as borrower, and Coventry, as lender.

All securities granted or sold under these arrangements are unregistered, non-transferrable and non-saleable, and may only be resold or transferred if they later become registered or fall under an exemption to the Securities Act and applicable state laws.

Item 7.01 Regulation FD Disclosure.

On September 10, 2021, the Company issued a press release announcing results of the recent meeting of the Company’s Board of Directors, including Board Committee appointments, adoption of corporate governance documents and its change in domicile from the State of Colorado to the State of Delaware. In addition, the Company announced the conversion of all outstanding shares of the Company’s Series A Convertible Preferred Stock. A copy of the press release is included in Exhibit 99.1 attached hereto.

The information furnished pursuant to this Item 7.01 and the accompanying Exhibit 99.1 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section. Further, the information in this Item 7.01 and Exhibit 99.1(i) will not be deemed an admission as to the materiality of any information herein (including Exhibit 99.1) and (ii) is not to be incorporated by reference into any filings of the Company.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description of Exhibit

10.1	Amended and Restated Promissory Note, by Generation Hemp, Inc., dated September 9, 2021
99.1	Press Release.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Generation Hemp, Inc. has duly caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERATION HEMP, INC.

Date: September 10, 2021	By:	/s/ Gary C. Evans
Gary C. Evans
Chief Executive Officer

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